Exhibit 3.1

Business Number E0278042014 - 8 Filed in the Office of Secretary of State State Of Nevada Filing Number 20233121916 Filed On 4/12/2023 12:15:00 PM Number of Pages 3

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FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov 4 T 5 C c 6 ( Profit Corporation: Certificate of Amendment (PuRsuANTTo NRs 78 . 380 & 78.385 / 78 . 390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANTTo NRs 78.403) Officer's Statement (PuRsuANT ro NRs 80.030) Time: (must not be later than 90 days after the certificate is filed) Date: . Effective Date and ime: (Optional) Changes to takes the following effect: D The entity name has been amended. D The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) D The purpose of the entity has been amended. @ The authorized shares have been amended. D The directors, managers or general partners have been amended. D IRS tax language has been added . D Articles have been added . D Articles have been deleted. D Other . The articles have been amended as follows : (provide article numbers, if available) "3 . The total number of shares which the corporation shall have authority to issue is : Five Hundred Million (500 , 000 , 000) , $0 . 00001 par value . (attach additional page(s) if necessary) . Information Being hanged: (Domestic orporations only) X - :So<se p h Grir(/e<J l cEo . Signature: Required) Signature of Officer or Authorized Signer Title l cFo Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required , of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees. Page 2 of 2 Re v ised : 12 / 12 /20 22

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CERTIFICATE OF AMENDMENT OF AMENDED ARTICLES OF I CORPORATION TRIBAL RIDES INTERNATIONAL CORP. (Pursuant to Section 242 of the General Corporation Law of the State of Nevada) Tribal Rides International Corp., a corporation organized and existing under the laws of the State of Nevada (the " Corporation") , hereby certifies as follows : I . The name of this corporation is Tribal Rides International Corp. The Corporation's original Articles of Incorporation was filed with the Secretary of State of the State ofNevada on May 19 , 2014, as amended on May. 8 , 2017, July 6, 2004, and February 24, 2021 (as amended , the " Articles of Incorporation "). 2. The Board of Directors of the Corporation duly adopted resolutions proposing to amend the Articles of Incorporation , declaring such amendment to be advisable and in the best interests of the Corporation and its stockholders , and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor. 3. The amendment to the Articles oflncorporation set forth in paragraph 5 of this Certificate of Amendment was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Nevada . 4. The amendment to the Articles of Incorporation se t forth in paragraph 5 of thi s Certificate of Amendment was duly approved by the stockholders of the Corporation in accordance with th e provisions of Sections 228 and 242 of the General Corporation Law of the State of Nevada . 5. Article 3 of the Articles oflncorporation is hereby amended and restated in its entirety as follows: "3 . Th e total number of shares which the corporation shall ha ve authority to issue is : Five Hundred Million (500 , 000 , 000), $0 . 00001 par va lue . IN WITNESS WHEREOF , the Corporation has caused this Certificate of Amendment to b e signed by a duly authorized officer of the Corporation on this 13th day of March 2023. Tribal Rides International Corp. Joseph Grimes CEO

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